UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 941-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on September 27, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Aethlon Medical, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2020 Equity Incentive Plan, as amended (the “2020 Plan”), to increase the number of shares of common stock authorized for issuance thereunder by 3,000,000 shares. The Plan Amendment was previously approved by the Board of Directors (the “Board”) of the Company, subject to stockholder approval, on August 6, 2024. The Plan Amendment became effective on September 27, 2024 following receipt of stockholder approval.

The 2020 Plan, as amended to reflect the Plan Amendment, is herein referred to as the “Amended 2020 Plan.”

Additional information regarding the Plan Amendment and the terms of the Amended 2020 Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on August 15, 2024, which information is incorporated herein by reference. Such information and the foregoing description of the Plan Amendment and the Amended 2020 Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended 2020 Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 27, 2024, the Company held the Annual Meeting in a virtual format. At the close of business on August 6, 2024, the record date for the Annual Meeting, there were 13,937,327 shares of Company common stock issued and outstanding, which constituted all of the issued and outstanding capital stock of the Company as of the record date. At the Annual Meeting, 5,037,309 of the Company’s 13,937,327 shares of common stock entitled to vote as of the record date, or approximately 36.14%, were represented by proxy or in person (virtually), and, therefore, a quorum was present.

The proposals voted on at the Annual Meeting are more fully described in the Proxy Statement.

The final voting results on the proposals presented for stockholder approval at the Annual Meeting were as follows:

Proposal No. 1: The Company’s stockholders elected five directors, each to hold office until the Company’s next annual meeting of stockholders, or until their successors are duly elected and qualified, subject to prior death, resignation, or removal, as follows:

Name	Votes For	Votes Against	Abstentions
Edward G. Broenniman	2,900,492	164,979	88,069
James B. Frakes	2,892,782	172,892	87,886
Nicolas Gikakis	2,911,958	157,439	84,143
Angela Rossetti	2,908,371	157,596	87,573
Chetan S. Shah, MD	2,906,936	159,056	87,548

Proposal No. 2: The Company’s stockholders ratified the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025, as follows:

Votes For	Votes Against	Abstentions
4,699,408	163,731	174,170

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Proposal No. 3: The Company’s stockholders approved the Plan Amendment and the Amended 2020 plan, as follows:

Votes For	Votes Against	Abstentions
2,745,223	376,961	31,356

Proposal No. 4: The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as set forth in the Proxy Statement, as follows:

Votes For	Votes Against	Abstentions
2,762,471	245,575	145,494

Proposal No. 5: The Company’s stockholders approved the adjournment of the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event the Company had not received sufficient votes in favor of any of the foregoing proposals, as follows:

Votes For	Votes Against	Abstentions
4,270,435	652,715	114,159

Although Proposal No. 5 was approved by the Company’s stockholders, the chairman of the Annual Meeting elected not to adjourn the meeting, as all of the foregoing proposals were also approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Aethlon Medical, Inc. 2020 Equity Incentive Plan, as amended to date, Form of Restricted Stock Grant, Form of Option Grant and Agreement.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2024	Aethlon Medical, Inc.

	By:	/s/ James B. Frakes
	Name:	James B. Frakes Interim Chief Executive Officer and Chief Financial Officer

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